Exhibit 8.1

August 4, 2014

United Development Funding IV

The United Development Funding Building

Suite 100

1301 Municipal Way

Grapevine, Texas 76051

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to United Development Funding IV, a Maryland real estate investment trust (the “Trust”), in connection with the registration of the following securities having an aggregate initial public offering price of up to $750,000,000 (collectively, the “Securities”): (i) common shares of beneficial interest, $.01 par value per share, of the Trust; (ii) preferred shares of beneficial interest, $.01 par value per share, of the Trust; and (iii) debt securities of the Trust, covered by the above-referenced Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In arriving at the opinions expressed below, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Registration Statement; and (ii) the Prospectus of the Trust that was included in the Registration Statement (the “Prospectus”). In addition, we have relied upon statements and representations made to us by representatives of the Trust.

Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Securities set forth in the Registration Statement and the Prospectus; and (ii) the conformity of the Securities to the terms set forth in the Registration Statement and the Prospectus. We also have assumed that the transactions related to the issuance of the Securities will be consummated in the manner contemplated by the Registration Statement and the Prospectus.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that the discussion in the Registration Statement and the Prospectus under the heading “Material Federal Income Tax Considerations” constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based on the assumptions stated or referred to therein.

United Development Funding IV

August 4, 2014

We express no opinion concerning any tax consequences associated with the Securities other than those specifically set forth herein.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time, including with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Securities, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you solely for your benefit in connection with the offering of the Securities and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading “Material Federal Income Tax Considerations” in the Registration Statement and the Prospectus. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP